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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               BAYMONT CORPORATION
                               -------------------
              (Exact name of registrant as specified in its charter)


Nevada                                      71-0867612
------                                      ----------
(State  of incorporation                    (I.R.S. Employer
or  organization)                           Identification No.)


4734  South  Golf  Course  Drive
Blaine,  Washington                         98230
-------------------                         -----
 (Address of principal executive offices)   (Zip  Code)

Securities  to  be  registered  pursuant  to  Section  12(b)  of  the  Act:

           Title  of  each class            Name of each  exchange  of  which
           to  be  so registered            each class  is  to  be  registered

           Not  Applicable                  Not  Applicable
           ---------------                  ---------------

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(b)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A.(c),  check  the  following  box.                            [ ]

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(g)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A.(d),  check  the  following  box.                            [X]

Securities  Act  registration  statement file number to which this form relates:
333-84218 (if  applicable)

Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

                        Common stock, par value of $0.001
                        ---------------------------------
                                (Title of class)


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Item  1.  Description  of  Registrant's  Securities  to  be  Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-84218) is incorporated by reference into this registration statement.

Item  2.  Exhibits

Exhibit
Number     Description
--------   --------------------
  3.1     *Articles  of  Incorporation
  3.2     *Amended  By-Laws
  4.1     *Share  Certificate
  5.1     *Opinion  of  Cane  &  Company,  LLC,  with  consent  to  use
 10.1 *Property Purchase Agreement between Lorne Warren and the Corporation's wholly owned subsidiary, Baymont Explorations Inc.
 10.2 *Joint Venture Agreement between Lorne Warren and the Corporation's wholly owned subsidiary, Baymont Explorations Inc.
 10.3     *Bill  of  Sale  Absolute
 23.1     *Consent  of  Morgan  &  Company,  Chartered  Accountants
 23.2     *Consent  of  John  R.  Poloni,  Consulting  Geologist

---------------------

*Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.



                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:  September  6,  2002


BAYMONT  CORPORATION
Registrant

     By:  /s/ Alfredo De Lucrezia
          _____________________________________
          Alfredo  De  Lucrezia
          President  and  Sole  Director
          (Principal  Financial  Officer)
          (Principal  Accounting  Officer)



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